Intralinks Announces Third Quarter 2016 Results

NEW YORK, NY - November 2, 2016 - Intralinks Holdings, Inc. (NYSE: IL), a leading, global SaaS provider of secure content collaboration solutions, today announced its results for the third quarter ended September 30, 2016.
"Our results this quarter reflect our focus on expanding profit margins and cash flow," said Ron Hovsepian, Intralinks’ president and chief executive officer. "The initiatives we are taking resulted in a significant improvement in our non-GAAP operating margin which was 13% for the quarter, the highest in nearly five years. The improvement in our profitability also contributed to our significantly higher free cash flow during the third quarter. We are well positioned to continue to grow our business at double digit rates and further improve profitability in the fourth quarter, and into 2017 and beyond."
Third Quarter 2016 Financial Highlights

•	Revenue was $75.4 million, compared to $69.6 million in the third quarter of 2015, an increase of 8%, or 9% in constant currency.

•	Enterprise revenue was $29.3 million, compared to $27.1 million in the third quarter of 2015, an increase of 8%, or 9% in constant currency.

•	M&A revenue was $39.2 million, compared to $35.6 million in the third quarter of 2015, an increase of 10%, or 11% in constant currency.

•	DCM revenue was $6.9 million, flat compared to the third quarter of 2015 in both actual and constant currency.

•
GAAP operating income was $0.6 million, compared to an operating loss of $4.7 million in the third quarter of 2015. Non-GAAP adjusted operating income was $9.6 million, compared to $4.3 million in the third quarter of 2015.

•
GAAP operating margin was 0.9% compared to (6.8)% in the third quarter of 2015, an improvement of 770 basis points. Non-GAAP adjusted operating margin was 12.7% compared to 6.2% in the third quarter of 2015, an increase of 650 basis points.

•	General and administrative expense in the third quarter of 2016 declined both as a percentage of revenue and in absolute dollars as our cost reduction initiatives continue to produce results.

•	Net cash from operations for the first nine months of 2016 was $27.1 million, compared to $22.2 million for the first nine months of 2015, an increase of approximately 22%.
Business Highlights

•
Expanded our presence in Europe with the implementation of an Intralinks Distributed Content Node in Germany. This Content Node addresses our customers' privacy and data sovereignty concerns by allowing them to both store and process files in Germany to ensure that no files leave the country.

•
Successfully added new customers during the quarter from targeted companies in regulated and IP-intensive industries including agreements with several large financial services firms and a large pharmaceutical company.

•	Grew the number of active Intralinks Dealspace projects by 12% and the number of new projects by 11% year-over-year.

•	Maintained a 100% retention rate for enterprise customers spending over $250,000.

•	Grew annualized recurring revenue ("ARR") for Intralinks VIA by 19% year-over-year.
Business Outlook
Commenting on the company's outlook, Chris Lafond, Intralinks' chief financial officer said, "Our efforts to expand profit margins and increase cash flow are progressing at a faster pace than we anticipated as we accelerate our efforts to rationalize our cost structure.  As a result, we have again increased our non-GAAP adjusted operating margin guidance for the year.  This will also contribute to our higher expectations for free cash flow. We will deliver these results while continuing to make the investments necessary to drive double digit revenue growth."

Based on information available as of November 2, 2016, Intralinks is providing guidance for 2016 as follows:
Fourth Quarter 2016
Revenue: $78.9 million to $80.9 million
GAAP operating income $0.4 million to $1.4 million
Non-GAAP adjusted operating income: $9.3 million to $10.3 million
GAAP net (loss) income per share: $(0.04) to $0.01
Non-GAAP adjusted net income per share: $0.08 to $0.09
Full Year 2016
Revenue: $298.0 million to $300.0 million
GAAP operating loss: $(7.4) million to $(6.4) million
Non-GAAP adjusted operating income: $28.0 million to $29.0 million
GAAP net loss per share: $(0.27) to $(0.25)
Non-GAAP adjusted net income per share: $0.24 to $0.26

The company has a valuation allowance on its net U.S. deferred tax assets as we currently believe the assets will not be recoverable. Given expected improvements in business performance and other potential actions, it is possible we could conclude in the near future that a valuation allowance will no longer be required. If the company were to release the valuation allowance in the future, the current estimate of the GAAP income tax benefit that would be recognized could be as much as $26.0 million.
Quarterly Conference Call
Intralinks will host a conference call today at 4:30 p.m. Eastern Time (ET) to discuss the company's third quarter 2016 financial results and 2016 business outlook. To access this call, dial 888-348-8637 (domestic) or 412-902-4244 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the Intralinks website at www.Intralinks.com/ir.
Following the conference call, a replay will be available until November 9, 2016 at 844-512-2921 (domestic) or 412-317-6671 (international). The passcode for the replay is 10095021. An archived webcast of this conference call will also be available on the investor relations section on the Intralinks website at www.Intralinks.com/ir.
About Intralinks
Intralinks Holdings, Inc. (NYSE: IL) is a global content collaboration company that provides cloud-based solutions to control the sharing, distribution and management of high value content within and across organizations according to the highest-level of security and the most stringent compliance regulations. Over 90,000 clients, 99% of the Fortune 1000 companies, have depended on Intralinks to digitally transform and simplify critical business processes, and secure high-value information. With a 20-year track record of enabling high-stakes transactions and business collaborations valued at more than $31.3 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration technology. For more information, visit www.intralinks.com.
Business Metrics
ARR growth represents the percentage increase in the value attributable to all of our renewable subscription contracts for which revenue is recognized on a ratable basis as compared to the same date in the prior year. ARR is calculated as the annualized value of all renewable subscription contracts in effect at a specific point in time, without regard to the duration of the contract.
Non-GAAP Financial Measures
This press release includes certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”). Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. These non-GAAP measures should be considered in addition to the company's results prepared in accordance with U.S. GAAP and should not be considered substitutes for or superior to the company's U.S. GAAP results. We endeavor to compensate for the limitations of the non-GAAP financial measures presented in this release by providing the comparable GAAP measures with equal or greater prominence. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.
Management defines its non-GAAP financial measures as follows:

•
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs.

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Non-GAAP adjusted net income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs. The income tax expense included in non-GAAP adjusted net income is calculated using an estimated long-term effective tax rate.

•	Non-GAAP adjusted net income per share represents non-GAAP adjusted net income (which is defined above) divided by fully diluted weighted average shares outstanding.

•	Free cash flow represents net cash provided by operating activities less capitalized software development costs and capital expenditures.

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The Company refers to growth rates at constant currency so that the results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the Company's performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period revenue at a consistent rate.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. In addition, free cash flow provides management with useful information for managing the cash needs of our business. Management also believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-over-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets and stock-based compensation expense.
Reconciliations of GAAP to Non-GAAP financial measures are included in this press release.
Forward Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains expressed or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, opportunities and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control and, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow or to attain our business objectives; periodic fluctuations in our operating results; when and on what terms we enter into contracts with customers subscribing to the Intralinks service and the impact thereof on the amount of our annualized recurring revenue at any point in time; fluctuations in currency exchange rates; our ability to manage our expected growth; risks related to our substantial debt balances and our ability to generate or obtain sufficient capital to service our debt and fund our business; our ability to maintain the security and integrity of our systems; risks associated with the privacy and protection of information in our possession; our ability to increase our penetration in our principal existing markets and expand into additional markets; our ability to expand into new geographic markets; delays in market adoption and penetration of our products and services; difficulties developing, integrating and introducing new products and services; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals and relationships; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates and attrition; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; uncertainties surrounding domestic and global economic conditions; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy, including data privacy and tax regulations. Further information on these and other factors that could affect our financial and other results is contained in our public filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.
"Intralinks", "Intralinks VIA" and the Intralinks stylized logo are registered trademarks of Intralinks, Inc. © 2016 Intralinks, Inc.

Investor Contact
Dean Ridlon
Intralinks Holdings, Inc.
617-607-3957
dridlon@intralinks.com

Media Contact:
Mikala Vidal
Intralinks Holdings, Inc.
617-357-3663
mvidal@intralinks.com

Intralinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share Data)
(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$47,862	$47,875
Investments	—	12,425
Accounts receivable, net of allowances of $5,801 and $4,265, respectively	53,074	50,360
Prepaid expenses	8,779	8,595
Other current assets	3,454	3,399
Total current assets	113,169	122,654
Fixed assets, net	15,700	20,789
Capitalized software, net	51,910	46,636
Goodwill	229,848	224,383
Other intangibles, net	21,561	38,106
Other non-current assets	5,575	7,619
Total assets	$437,763	$460,187
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,007	$10,094
Current portion of long-term debt, net of debt issuance costs	1,885	1,829
Deferred revenue	56,291	52,005
Accrued expenses and other current liabilities	26,577	29,856
Total current liabilities	89,760	93,784
Long-term debt, net of debt issuance costs	78,155	79,457
Other long-term liabilities	4,640	4,795
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding, respectively	—	—
Common stock, $0.001 par value; authorized 300,000,000 shares; issued 59,162,325 and 58,434,464 shares; outstanding 57,752,961 and 58,434,464 shares, respectively	59	58
Additional paid-in capital	464,629	456,141
Accumulated deficit	(183,669)	(169,594)
Accumulated other comprehensive loss	(4,322)	(4,454)
Treasury stock, 1,409,634 and 0 shares of common stock at cost, respectively	(11,489)	—
Total stockholders' equity	265,208	282,151
Total liabilities and stockholders' equity	$437,763	$460,187

Intralinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue	$75,414	$69,588	$219,088	$204,869
Cost of revenue	19,401	19,304	59,007	57,189
Gross profit	56,013	50,284	160,081	147,680
Operating expenses:
Sales and marketing	32,897	29,496	96,236	91,666
General and administrative	15,614	18,652	50,795	55,406
Product development	6,858	6,859	20,828	19,107
Total operating expenses	55,369	55,007	167,859	166,179
Income (loss) from operations	644	(4,723)	(7,778)	(18,499)
Interest expense	1,165	1,124	3,415	3,323
Amortization of debt issuance costs	143	143	429	429
Other (income) expense, net	(133)	151	979	989
Net loss before income tax	(531)	(6,141)	(12,601)	(23,240)
Income tax expense	700	420	1,474	1,164
Net loss	$(1,231)	$(6,561)	$(14,075)	$(24,404)
Net loss per common share:
Basic	$(0.02)	$(0.11)	$(0.25)	$(0.43)
Diluted	$(0.02)	$(0.11)	$(0.25)	$(0.43)
Weighted average number of shares:
Basic	56,916,485	57,446,774	57,303,394	56,970,515
Diluted	56,916,485	57,446,774	57,303,394	56,970,515

Intralinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Nine months ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(14,075)	$(24,404)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,539	20,222
Amortization of intangible assets	18,145	17,961
Stock-based compensation expense	8,288	8,932
Other, net	3,433	3,192
Changes in operating assets and liabilities:
Accounts receivable	(4,590)	(7,419)
Prepaid expenses and other assets	278	(2,510)
Accounts payable	(4,351)	2,254
Accrued expenses and other liabilities	(3,130)	349
Deferred revenue	3,525	3,577
Net cash provided by operating activities	27,062	22,154
Cash flows from investing activities:
Capitalized software development costs	(19,108)	(18,594)
Capital expenditures	(1,413)	(10,589)
Maturities of investments	12,384	6,750
Acquisition, net of cash acquired	(6,334)	—
Purchase of a cost method investment	—	(1,000)
Net cash used in investing activities	(14,471)	(23,433)
Cash flows from financing activities:
Purchases of treasury stock	(11,489)	—
Payments on long-term debt	(1,727)	(600)
Other, net	200	1,887
Net cash (used in) provided by financing activities	(13,016)	1,287
Effect of foreign exchange rate changes on cash and cash equivalents	412	(1,255)
Net decrease in cash and cash equivalents	(13)	(1,247)
Cash and cash equivalents at beginning of period	47,875	40,682
Cash and cash equivalents at end of period	$47,862	$39,435

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In Thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Income (loss) from operations	$644	$(4,723)	$(7,778)	$(18,499)
Amortization of intangible assets	6,068	5,986	18,145	17,961
Stock-based compensation expense	2,884	3,068	8,288	8,932
Non-GAAP adjusted operating income	$9,596	$4,331	$18,655	$8,394

Net loss	$(1,231)	$(6,561)	$(14,075)	$(24,404)
Amortization of intangible assets	6,068	5,986	18,145	17,961
Stock-based compensation expense	2,884	3,068	8,288	8,932
Impairment of cost method investment	—	—	1,500	—
Income tax expense	700	420	1,474	1,164
Non-GAAP adjusted net income before tax	8,421	2,913	15,332	3,653
Non-GAAP income tax expense	3,200	1,107	5,827	1,388
Non-GAAP adjusted net income	$5,221	$1,806	$9,505	$2,265

Net cash provided by operating activities	$14,394	$14,204	$27,062	$22,154
Capitalized software development costs	(5,679)	(7,382)	(19,108)	(18,594)
Capital expenditures	(249)	(7,809)	(1,413)	(10,589)
Free cash flow	$8,466	$(987)	$6,541	$(7,029)

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

	Three Months Ending December 31, 2016	Year Ending December 31, 2016
Income (loss) from operations	$898	$(6,880)
Amortization of intangible assets	6,069	24,214
Stock-based compensation expense	2,878	11,166
Non-GAAP adjusted operating income	$9,845	$28,500

Net loss	$(1,034)	$(15,109)
Amortization of intangible assets	6,069	24,214
Stock-based compensation expense	2,878	11,166
Impairment of cost method investment	—	1,500
Income tax expense	647	2,121
Non-GAAP adjusted net income before tax	8,560	23,892
Non-GAAP income tax expense	3,252	9,079
Non-GAAP adjusted net income	$5,308	$14,813

Note: All forward-looking figures presented in these tables are stated at the mid-point of the estimated range.